Exhibit 32.1

Certification by the Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, I, Gal Trifon, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of MediaMind Technologies Inc. (the “Company”) for the quarter ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gal Trifon
Gal Trifon
President and Chief Executive Officer
(Principal Executive Officer)
May 16, 2011

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.